Exhibit 99.1

FOR IMMEDIATE RELEASE

For media inquiries, contact:

Eric Jones, A&R Partners for Citrix Systems, Inc.

(212) 905-6154 or ejones@arpartners.com

Eric Armstrong, Citrix Systems, Inc.

(954) 267-2977 or eric.armstrong@citrix.com

For investor inquiries, contact:

Jeff Lilly, Citrix Systems, Inc.

(954) 267-2866 jeff.lilly@citrix.com

Citrix Expands Its Access Infrastructure Leadership with

Acquisition of Net6, Innovator in Secure Access Gateways

FORT LAUDERDALE, Fla. and SAN JOSE, Calif. – Nov. 23, 2004 – Citrix Systems, Inc. (Nasdaq: CTXS), the global leader in access infrastructure solutions, today announced that it has signed a definitive agreement to acquire privately held Net6 Inc., a leader in providing secure access gateways. The all-cash transaction is valued at approximately $50 million and is expected to close in the fourth quarter of 2004.

The Net6™ acquisition gives Citrix:

•	An SSL (Secure Sockets Layer) Access Gateway - a secure, always-on, single point-of-access that’s simple and cost-effective to deploy and is complementary to the existing Citrix access infrastructure portfolio;

•	An Application Gateway and Voice Office Suite – proven products to tap the rapidly growing internet protocol (IP) telephony and voice-over-IP (VoIP) access markets; and,

•	New competencies and domain experience in network appliances, application user interface transformation and VoIP technologies.

“This is an exciting day for Citrix customers and partners,” said Mark Templeton, president and chief executive officer for Citrix. “This acquisition consolidates our leadership role in the access infrastructure market, simplifies access and access security, and gives us an opportunity to tap the potential of IP voice applications on IP telephones.

“With Net6, we’ll be able to provide a single point of access from any device to any IT resource over an SSL secure connection, providing on-demand access to both voice and data across virtually any screen size, device type and location.

“We’re making the last mile of computing secure, simple for users and adaptable to almost any access scenario. Only Citrix can do this.”

Net6 has two major products focused on access, both in growth markets – SSL Access Gateway and Application Gateway with Voice Office Application Suite.

SSL Access Gateway

Net6’s SSL Access Gateway delivers an innovative and superior alternative to IPSec and traditional SSL VPNs. It gives Citrix a simpler approach to providing secure access to private resources over the Internet, and can be used in conjunction with existing Citrix access infrastructure solutions. When used as the single point of access, this gateway greatly reduces the complexity and cost involved in managing several different access scenarios for users. The gateway allows users to access information technology (IT) resources in the same secure way — whether they are in front of or behind the firewall – giving them the same experience regardless of location. For the administrator, installation and configuration of both the client and appliance is quick and easy, and helps reduce the need for some types of additional security mechanisms.

Citrix will offer the SSL Access Gateway as a compelling stand-alone access solution, and with its always-on and single point of secure access functionality, and as part of the Citrix® MetaFrame® Access Suite, it will enhance Citrix’s SmoothRoaming and upcoming SmartAccess capabilities.

Application Gateway and Voice Office Application Suite

Net6’s Application Gateway™ and Voice Office™ Application Suite deliver productivity applications to users of IP telephones and mobile devices. The Net6 Voice Office Application Suite enables enterprises to further leverage their IP telephony investment and increase workforce productivity by delivering converged applications to the screens and speakers of IP telephones. The Application Gateway delivers applications to users of IP telephones from leading IP PBX vendors including Avaya, Cisco, Mitel, NEC, Nortel Networks and Siemens.

Net6 has been in the IP telephony and VoIP market since its founding in 2000 and brings extensive skills and experience to Citrix in this area. Net6 also brings new competencies in packaging software as an appliance to complement Citrix’s existing software license and services business.

Converging Voice, Data and Applications to Enable the Ultimate Mobile Office

Templeton said the combination of Citrix and Net6 technologies will enable the creation of an unrivaled end-to-end access infrastructure system that converges voice, data and applications.

The combined technologies could support several different types of user scenarios. For example:

•	The Ultimate Mobile Office

•	A notebook, desktop or tablet PC user could incorporate a soft phone, local applications, on-demand collaborative applications and services on a desktop and use them regardless of physical location;

•	The Virtual Organization

•	A branch office or call center user could use a desktop or thin client terminal with soft phone support, access to terminal emulator applications and other hosted applications, customer relationship manager applications and e-mail.

With the SSL Access Gateway serving as a single entry point, these services and resources can be accessed securely by a wide range of devices including IP phones and soft phones, simply and cost-efficiently.

“Businesses today are trying to manage access to their IT resources across several dimensions,” said Templeton. “They have to factor in all the different network scenarios, such as wired or wireless, trusted or untrusted, public or private; the type of devices being used, such as IP phones, PDAs or notebooks, managed or unmanaged, trusted or untrusted.

“It is a complex problem that, until now, has been solved with various tactical and ad-hoc solutions. Our new approach, which regards voice as a data type, will enable a common, single gateway to accommodate application, data and voice application access needs simply and cost effectively.”

Located in San Jose, Calif., Net6 has approximately 30 employees and more than 150 customers.

“Citrix is the leader in access infrastructure market and with the price points and disruptive feature capabilities of the Net6 Access Gateways, we can accelerate our growth through global distribution channels,” said Murli Thirumale, president and chief executive officer of Net6. “Our network-integrated appliance technology and unique VoIP solutions bring Citrix customers significant new value, and Citrix channels new revenue streams.”

Terms of the Deal

Under terms of the definitive agreement, Citrix will acquire Net6 for approximately $50 million, payable in cash. Assuming the transaction closes as expected, the transaction will result in approximately a $1 to $3 million expense charge for in-process research and development in the fourth quarter, which equates to approximately $0.01 per share. The remaining purchase consideration will be allocated among acquired net tangible and intangible assets and goodwill.

In the first half of 2005, the transaction is expected to be $0.03 to $0.04 dilutive to Citrix’s earnings per share on a GAAP basis and $0.02 to $0.03 on an adjusted basis to exclude the effects of amortization of intangible assets. The transaction is expected to be neutral to accretive to earnings in the second half of 2005.

The acquisition has been unanimously approved by the board of directors of each company, and has been approved by the stockholders of Net6. The transaction is subject to customary closing conditions. The acquisition is expected to close during the fourth quarter of 2004.

Net6 will continue to operate in San Jose, Calif., led by Murli Thirumale reporting to Mark Templeton.

Conference Call Information

Citrix will host a conference call at 5:00 p.m. Eastern Time, Nov. 23, 2004, to discuss the terms of the Net6 transaction and the company’s strategy regarding the acquisition. The call will be Web cast with supporting slides at http://www.citrix.com/investors. The conference call may also be accessed by dialing (888) 799-0519 or (706) 634-0155, using passcode Citrix. A replay of the Web cast can be viewed by visiting the investor relations section of the Citrix corporate website at http://www.citrix.com/investors through Dec. 23, 2004. In addition, an audio replay of the conference call will be available through Dec. 2, 2004, by dialing (800) 642-1687 or (706) 645-9291, using passcode 2423717.

About Citrix

Citrix Systems, Inc. (Nasdaq: CTXS) is the global leader in access infrastructure solutions and the most trusted name in secure access for enterprises and individuals. Nearly 50 million people in more than 120,000 organizations around the world use Citrix every day. Our software gives people secure and well-managed access to business information wherever it lives-on demand. Citrix customers include 100% of the Fortune 100 companies, 99% of the Fortune 500, and 92% of the Fortune Global 500. Based in Fort Lauderdale, Florida, Citrix has offices in 22 countries, and approximately 7,000 channel and alliance partners in more than 100 countries. For more information visit http://www.citrix.com.

About Net6

Net6 provides solutions that enable employees, partners, and customers to securely access business applications regardless of their location, network or device. The Net6 Hybrid-VPN Gateway™ combines the best of IPSec and SSL VPN features into a simple, secure remote access solution. The Net6 Application Gateway™ delivers applications to any device, including IP telephones and wireless devices. Net6 solutions are sold globally by Avaya, Cisco, NEC, Nortel Networks, Siemens or their resellers. Net6 delivers value to Fortune 50 companies, hospitals, educational and financial institutions, manufacturers, and small and medium businesses.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements concerning the proposed acquisition; statements concerning the terms and timing of the acquisition; statements concerning the IP telephony access infrastructure markets, integration plans, customers, products and technology; statements concerning earnings per share and expenses; and statements concerning management’s plans, objectives, strategies and assessment of market factors, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, the possibility that the proposed acquisition will not close; that the closing may be delayed or that the companies may be required to modify aspects of the acquisition to close the acquisition; the satisfaction of closing conditions to the acquisition; the reaction of customers of Citrix and Net6 to the acquisition; Citrix’s timing and ability to successfully integrate Net6’s products, operations (including migration of Net6 to Citrix’s systems and controls) and employees; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s and Net6’s products; the failure by Citrix to retain key employees of Net6; failure to further develop and successfully market Net6’s technology and products; failure to achieve anticipated revenues; costs related to the acquisition; and economic and political conditions in the U.S. and abroad. More information about potential factors that could affect Citrix’s business and financial results is included in Citrix’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004, including (without limitation) under the captions “Certain Factors Which May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are on file with the Securities and Exchange Commission and available at the Security and Exchange Commission’s website at http://www.sec.gov. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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Citrix® and MetaFrame® are registered trademarks or trademarks of Citrix Systems, Inc. in the U.S. and other countries. Net6™, Voice Office™ and Net6 Application Gateway™ are a trademarks or registered trademarks of Net6, Inc. in the U.S. and other countries. All other trademarks and registered trademarks are property of their respective owners.

Use of Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial

Measures to Comparable U.S. GAAP Measures

(Unaudited)

This press release contains non-GAAP financial measures as defined by SEC Regulation G. We utilize certain non-GAAP financial measures to evaluate our performance. We consider these measures important indicators of our success. In addition, we provide these non-GAAP measures of the company’s performance to investors to enable them to better compare our results of operations against financial models prepared by the company’s investors and securities analysts. These non-GAAP financial measures should not be construed as superior to GAAP financial measures, nor should these measures be considered an alternative to measurements required by accounting principles generally accepted in the United States, such as net income and earnings per share, and should not be considered measures of our liquidity. In addition, our non-GAAP financial measures may not be comparable to similar measures reported by other companies. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed in this press release and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure can be found on the Investor Relations page of the Citrix corporate web site at http://www.citrix.com/investors.

The following table reconciles the non-GAAP financial measure used in this release to the most comparable U.S. GAAP measure for the respective periods:

Anticipated Earnings Per Share Dilution for the

Six Months Ended June 30, 2005

Dilution to Earnings Per Share Range – Diluted
U.S. GAAP measure	$0.03 to $0.04
Adjustments to exclude the effects of amortization, net of tax, of intangible assets acquired	$0.01

Adjusted figures	$0.02 to $0.03